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                                   Exhibit 23




The Board of Directors
Service Systems International, Ltd.


We consent to incorporation by reference in the registration statement (No. 1.333-37203) on Form S-8 of our report dated March 26, 2001, relating to the consolidated financial statements of Service Systems International, Ltd. as of December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-KSB of Service Systems International, Ltd.


MANNING ELLIOTT

/s/ Manning Elliott
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Vancouver, BC, Canada
March 28, 2001